UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 14, 2018

NOSTALGIA FAMILY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-3999874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Nostalgia Family Brands, Inc.

20 Pape Drive

Atlantic Highlands, NJ 07716

(Address of principal executive offices, including zip code)

(732) 291-3661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

Changes in Registrant’s Certifying Accountant.

On November 14, 2018, Nostalgia Family Brands, Inc. (the “Registrant”) accepted the resignation of GBH CPAs, PC (“GBH”), the prior independent public accountants of the Registrant, and engaged Marcum LLP (“Marcum”) as its independent registered public accountants. This change occurred as a result of GBH combining its practice with Marcum effective July 1, 2018. The Registrant’s Board of Directors accepted the resignation of GBH and approved the appointment of Marcum as the Registrant’s independent public accountants.

During the Registrant’s two most recent fiscal years and during the subsequent interim period preceding the resignation of GBH, the Registrant had no disagreement with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GBH, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

GBH’s reports on the Registrant’s financial statements for the two most recent fiscal years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that GBH’s Report dated January 29, 2018 concluded that “the Registrant is subject to substantial risks and uncertainties and has not generated revenues since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern”.

None of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K occurred within the Registrant’s fiscal year ended December 31, 2016, which is the most recent fiscal year for which filings with the SEC have been made, and the subsequent interim periods to the date hereof.

Through November 14, 2018, the Company did not consult with Marcum with respect to any matter whatsoever including without limitation with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant delivered a copy of this Report on Form 8-K to GBH on September 27, 2019 and requested that a letter addressed to the Securities and Exchange Commission be provided stating whether or not it agrees with the statements made by the Registrant in response to this Item and, if not, stating the respects in which it disagrees. A copy of the response letter of GBH is attached hereto as Exhibit 16.1.

ITEM 9.01: Exhibits.

16.1	Letter from GBH CPAs, PC dated September 27, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nostalgia Family Brands, Inc.
(Registrant)

Dated: September 27, 2019	By:	/s/ William McDermitt
	Name:	William McDermitt
	Title:	President

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